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
                                                                                        EXHIBIT 11.1
                                                                                        ------------

                                  REXEL, INC.
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)



                                                 NINE MONTHS ENDED              THREE MONTHS ENDED
                                                    SEPTEMBER 30                   SEPTEMBER 30
                                                --------------------           -------------------
                                                 1995           1994           1995           1994
                                                 ----           ----           ----           ----
Income Applicable To Primary Common And
 Common Equivalent Shares
  Income From Continuing Operations            $14,879         $7,355         $5,707         $2,780
  Discontinued Operations                            -           (327)             -           (934)
  Extraordinary Charge                           1,542              0          1,542              0
                                               -------         ------         ------         ------
  Net Income                                   $13,337         $7,028         $4,165         $1,846
                                               =======         ======         ======         ======

Income Applicable To Fully Diluted
 Common And Common Equivalent Shares
  Income From Continuing Operations            $14,879         $7,355         $5,707         $2,780
  Interest Reduction, Net of Taxes,
    Upon Conversion Of Convertible
    Subordinated Debentures                      1,182          1,470            202            490
                                               -------         ------         ------         ------
  Income From Continuing Operations             16,061          8,825          5,909          3,270
  Discontinued Operations                            -           (327)             -           (934)
  Extraordinary Charge                           1,542              0          1,542              0
                                               -------         ------         ------         ------
  Net Income                                   $14,519         $8,498         $4,367         $2,336
                                               =======         ======         ======         ======

  Primary Shares:
  Weighted Average Number Of Common Shares
    And Common Share Equivalents
    Outstanding During The Period:
     Common (Net Of Treasury Shares)             24,368         23,609         24,875         24,277
     Options                                        199             41            325             41
                                               --------        -------        -------        -------
     Total                                       24,567         23,650         25,200         24,318
                                               ========        =======        =======        =======

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                                                                                        EXHIBIT 11.1
                                                                                        ------------
                                                                                         (continued)


                                                 NINE MONTHS ENDED              THREE MONTHS ENDED
                                                    SEPTEMBER 30                   SEPTEMBER 30
                                                --------------------           -------------------
                                                 1995           1994           1995           1994
                                                 ----           ----           ----           ----
  Fully Diluted Shares:
  Weighted Average Number Of Common Shares
    And Common Share Equivalents Outstanding
    During The Period:
     Common (Net Of Treasury Shares)             24,368         23,609         24,875         24,277
     Options                                        199             41            325             41
     Conversion Of Subordinated
      Debentures                                  4,354          5,225          2,612          5,225
                                                -------         ------         ------          ------
     Total                                       28,921         28,875         27,812          29,543
                                                =======         ======         ======          ======
  Primary
     Income From Continuing Operations            $0.61          $0.31          $0.23           $0.11
     Discontinued Operations                          -          (0.01)             -           (0.03)
     Extraordinary Charge                         (0.06)            -           (0.06)              -
                                                -------         ------         ------          ------
     Net Income                                   $0.55          $0.30          $0.17           $0.08
                                                =======         ======         ======          ======

  Fully Diluted
     Income From Continuing Operations            $0.56         $0.31          $0.22           $0.11
     Discounted Operations                            -         (0.01)             -           (0.03)
     Extraordinary Charge                         (0.06)            -          (0.06)              -
                                                -------        ------         ------          ------
     Net Income                                   $0.50         $0.30          $0.16           $0.08
                                                =======        ======         ======          ======
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